UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 31, 2007
Date of Report (Date of earliest event reported)
Salton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19557	36-3777824

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1955 W. Field Court, Lake Forest, Illinois 60045
(Address of principal executive offices) (Zip Code)
(847) 803-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Arrangement
Item 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Amendment to Amended and Restated Credit Agreement
Press Release

Item 1.01 Entry into a Material Definitive Arrangement
     On July 31, 2007, we entered into an fourteenth amendment to our senior secured credit facility with Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the senior lenders, and Silver Point Finance, LLC, as the co-agent, syndication agent, documentation agent, arranger and book runner. The amendment extends the date on which the combined outstanding amount of the existing overadvance of up to $16.2 million plus the additional overadvance of up to $26.5 million must be reduced to a maximum of $23.0 million until August 6, 2007.
     A copy of the fourteenth amendment to our senior secured credit facility dated as of July 31, 2007 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     Under the terms of the Company’s second lien credit agreement with The Bank of New York, the waivers and amendments to covenants and events of default contained in the eleventh amendment are deemed to be waivers and amendments to the parallel covenants and events of default contained in the second lien credit agreement.
Item 1.02 Termination of a Material Definitive Agreement
     On July 31, 2007, we received from APN Holding Company, Inc. (“APN Holdco”) written notice of termination of the merger agreement dated February 7, 2007 between us, SFP Merger Sub, Inc. (“MergerSub”) and APN Holdco. The merger agreement contemplated the merger of MergerSub with and into APN Holdco (which acquired all of the outstanding shares of Applica Incorporated in January, 2007).
     APN Holdco asserts in its notice that it is exercising its right to terminate the merger agreement due to the failure of the merger to be consummated prior to July 31, 2007. As previously disclosed, the merger agreement provides that either us or APN Holdco may terminate such agreement if the merger is not consummated prior to July 31, 2007. Salton believes that APN Holdco’s notice confirms that APN Holdco has, for some time, not acted in good faith and that such notice constitutes a wrongful termination.
     Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”) owns approximately 81% of the outstanding shares of common stock of APN Holdco and Harbinger Capital Partners Special Situations Fund, L.P. (together with the Master Fund, “Harbinger Capital Partners”) owns approximately 19% of the outstanding shares of common stock of APN Holdco. Together, Harbinger Capital Partners owns 701,600 shares of our common stock, 30,000 shares of our Series A Convertible Voting Preferred Stock, and has substantial additional holdings in our shares of Series C Nonconvertible (Non-Voting) Preferred Stock, 2008 senior subordinated notes and second lien notes.
     As a result of the merger, Harbinger Capital Partners would have received approximately 83% of our outstanding common stock immediately following the merger.
     A copy of a press release we issued on August 1, 2007 is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits

99.1	Fourteenth Amendment to Amended and Restated Credit Agreement dated as of July 31, 2007 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and each of Salton’s Subsidiaries identified on the signature pages thereof as Guarantors.

99.2	Press release issued August 1, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2007
SALTON, INC.

/s/ WILLIAM LUTZ
William Lutz
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Fourteenth Amendment to Amended and Restated Credit Agreement dated as of July 31, 2007 by and among the Lenders, Wells Fargo Foothill, Inc., as administrative agent, and collateral agent for the Lenders, Silver Point Finance, LLC, as co-agent, syndication agent, documentation agent, arranger and book runner, Salton, Inc., each of Salton’s subsidiaries identified on the signature pages thereof as Borrowers and each of Salton’s Subsidiaries identified on the signature pages thereof as Guarantors.

99.2	Press release issued August 1, 2007.

5